Exhibit 99.1

CareTrust REIT Announces Second Quarter 2021 Operating Results

Conference Call Scheduled for Friday, August 6, 2021 at 1:00 pm ET
SAN CLEMENTE, Calif., August 5, 2021 (GLOBE NEWSWIRE) -- CareTrust REIT, Inc. (Nasdaq:CTRE) today reported operating results for the quarter ended June 30, 2021, as well as other recent events.
For the quarter, CareTrust REIT reported:
•100% of contractual rents collected;
•Net income of $21.3 million, a 12.6% increase over the prior year, and net income per share of $0.22;
•Normalized FFO of $35.8 million, an 11.4% increase over the prior year, and normalized FFO per share of $0.37;
•Normalized FAD of $38.1 million, a 13.5% increase over the prior year, and normalized FAD per share of $0.40;
•A quarterly dividend of $0.265 per share, representing a payout ratio of approximately 66% on normalized FAD; and
•A $0.02 per share increase to previously-released 2021 guidance, to normalized FFO of approximately $1.48 to $1.50 per share and normalized FAD of approximately $1.57 to $1.59 per share.

Signs of a Rebound

“We are pleased to see occupancy among our skilled nursing tenants beginning to recover,” said Greg Stapley, CareTrust’s Chairman and Chief Executive Officer. He reported that the portfolio’s skilled nursing facilities have grown census to 69.9% since reaching last January’s reported lows of 66.9%, inching closer every month to their pre-pandemic occupancy of 77.7%. “We are also hearing reports of a pickup in tours at some of our assisted living tenants’ facilities, although their overall census has not yet moved much from the March low of 73.5%,” he added, noting that the average pre-pandemic census in the assisted living portfolio was about 84.5%.

Mr. Stapley cautioned that despite growing vaccination rates and the lifting of most restrictions on the general population, skilled nursing and seniors housing providers are still in full pandemic mode. “As the current wave of Delta-variant infections raises the possibility of more limitations on the activities of daily living, the skilled nursing and seniors housing industries continue to battle back from the downdraft in census that bottomed in the first quarter of this year,” he said. “Not surprisingly, skilled nursing and seniors housing facilities, which were a favorite target for finger pointing in the early days of the pandemic, have today become some of the safest and healthiest places for vulnerable seniors and post-acute patients to be,” he added.

Dave Sedgwick, CareTrust’s President and Chief Operating Officer, reported that assisted living operators have been hit particularly hard by the pandemic’s occupancy drops and expense increases. “While the skilled nursing providers have been thrown a lifeline in the form of provider relief funds and other measures, seniors housing providers have seen little to no government support to date despite the critical role they play in caring for our nation’s seniors,” he said. He noted that CareTrust’s assisted living providers have not been unaffected, with one provider who was operating pre-stabilized facilities at the beginning of the pandemic requesting some flexibility in keeping their rent current.

CareTrust again provided its enhanced COVID-era disclosure around tenant lease coverage. Referencing the Company's quarterly supplemental report issued earlier today, Mr. Sedgwick said, “Our objective is to be as transparent and helpful as possible by reporting lease coverage on an EBITDAR and EBITDARM basis – both excluding CARES Act funding and including and amortizing the CARES Act funds received to-date.” He noted that since last quarter’s supplemental, the US Department of Health and Human Services has updated the utilization and reporting guidelines for CARES Act funds, and the supplemental’s disclosure follows the updated guidance.

$400M Bond Issuance & Redemption of 2025 Notes
During the quarter, CareTrust and its subsidiaries completed a private offering of $400.0 million aggregate principal amount of 3.875% Senior Notes due 2028. The new notes were issued at par and produced net proceeds of approximately $393.8 million after deducting underwriting fees and other offering expenses. The new notes mature on June 30, 2028 and the proceeds were used to redeem CareTrust's $300 million 5.25% senior notes due 2025, and to repay approximately $85.9 million in short-term variable-rate borrowings outstanding under CareTrust's revolving credit facility.

Financial Results for Quarter Ended June 30, 2021
Chief Financial Officer Bill Wagner reported that, for the second quarter, CareTrust generated net income of $21.3 million, or $0.22 per diluted weighted-average common share, normalized FFO of $35.8 million, or $0.37 per diluted weighted-average common share, and normalized FAD of $38.1 million, or $0.40 per diluted weighted-average common share.

Liquidity
As of quarter end, CareTrust reported net debt-to-annualized normalized run rate EBITDA of 3.7x, well under the Company's target leverage range of 4.0x to 5.0x, and a net debt-to-enterprise value of approximately 22.1%. Mr. Wagner stated that as of today the Company had approximately $100 million outstanding on its $600 million revolving credit line, with no scheduled debt maturities prior to 2024. He also disclosed that CareTrust currently has more than $24 million in cash on hand. He further noted that the Company sold approximately 288,000 shares through its at-the-market equity program in the quarter, for gross proceeds of approximately $6.9 million, and that the current program has approximately $476.5 million in available authorization remaining. "With substantial availability on our revolver, and equity markets readily accessible to us at present, we continue to have a wide range of capital options for funding our opportunistic growth strategy," said Mr. Wagner.

Continued Portfolio Growth
In the quarter and since, Care Trust added three properties to its portfolio in two separate transactions. On April 30, the Company acquired El Centro Post-Acute Center, a 123-bed skilled nursing facility located adjacent to the El Centro Regional Medical Center in El Centro, California. Dave Sedgwick, CareTrust’s President and Chief Operating Officer, described the Imperial County market as “significantly under-bedded, with only 250 skilled nursing beds to absorb the 9,500 annual discharges from its two hospitals, and over 25% of local Medicare referrals being sent more than an hour away to Yuma and San Diego.”

The El Centro facility was added to CareTrust’s existing master lease with San Diego-based Bayshire Senior Communities, which sourced the off-market transaction and turned to CareTrust to finance the $9.6 million purchase plus $150,000 for initial capital improvements. Annual cash rent under the Bayshire master lease increased by approximately $804,000 in the first year and $940,000 in the second, with CPI-based increases thereafter.

Subsequent to quarter end, CareTrust acquired the 119-bed Sedona Trace Health & Wellness Center in Austin, Texas and the 122-bed Cedar Pointe Health & Wellness Center in nearby Cedar Park, Texas. CareTrust purchased the two assets, which were constructed in 2017, from the original developer in an off-market transaction for approximately $32.5 million inclusive of transaction costs. At closing the two properties were added to one of the eight existing staggered-term master lease pools between CareTrust and affiliates of The Ensign Group, Inc. (Nasdaq: ENSG), which took over operations effective August 1, 2021. Ensign made an upfront rent reduction payment of $5.0 million at closing, and annual cash rent under the amended master lease was increased by approximately $2.2 million, resulting in a first-year cash-on-cash yield to CareTrust of approximately 8.0%. The initial term of the amended master lease was simultaneously extended by ten years, for a remaining initial term of approximately 17 years, with three five-year renewal options and CPI-based annual rent escalators.

Both transactions were funded using CareTrust’s $600 million unsecured revolving credit facility, which had remaining availability of approximately $500 million immediately following the most recent purchase.

Pipeline Steady

Mark Lamb, CareTrust's Chief Investment Officer, reported that for 2021 to date CareTrust has deployed approximately $184.2 million at an initial weighted average cash yield of 7.3%. "This year more than any other has highlighted the importance of our longstanding relationships in the industry, as all of our acquisitions have been off-market or narrowly-marketed deals,” he said. He noted that pricing for both skilled nursing and seniors housing assets has been significantly dislocated from property level financials, but the Company continues to underwrite carefully and look for good opportunities. Mr. Lamb quoted CareTrust’s active deal pipeline as being in the $100 million to $125 million range, noting that it is mostly comprised of single assets and smaller portfolios with a significant tilt toward skilled nursing assets.

2021 Guidance Updated

CareTrust updated its annual guidance for 2021, on a per-diluted weighted-average common share basis, reducing net income to approximately $0.79 to $0.81 after taking into account the effects of the 2025 notes refinancing, and increasing normalized FFO to approximately $1.48 to $1.50 and normalized FAD to approximately $1.57 to $1.59. The guidance is based on a diluted weighted-average common share count of 96.9 million shares, and per CareTrust's standard practice includes all investments, dispositions and loan repayments made to date, and assumes no new acquisitions, dispositions, new loans or loan repayments beyond those completed or announced to date, no new debt incurrences or new equity issuances, and estimated 2.0% CPI-based rent escalators under CareTrust's long-term net leases escalating in the remainder of 2021.

Mr. Wagner sounded a note of caution, however, alluding to the ongoing effects of the global pandemic and the operating headwinds still facing the Company’s tenants, especially assisted living providers that have received little to no government financial support to date. “Naturally, we note that material changes in economic and other factors related to the COVID-19 pandemic, the government’s responses thereto and the resulting impact on our tenants’ abilities to timely pay rent could alter our outlook at any time,” Mr. Wagner concluded.

Dividend Maintained
During the quarter, CareTrust declared a quarterly dividend of $0.265 per common share. On an annualized basis, the payout ratio was approximately 72% based on second quarter 2021 normalized FFO, and 66% based on normalized FAD.

Conference Call

A conference call will be held on Friday, August 6, 2021, at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time), during which CareTrust’s management will discuss second quarter 2021 results, recent developments and other matters. The dial-in number for this call is (844) 220-4972 (U.S.) or (317) 973-4053 (International). The conference ID number is 2899317. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. The call will be recorded, and will be available for replay via the website for 30 days following the call.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a nationwide portfolio of long-term net-leased properties, and a growing portfolio of quality operators leasing them, CareTrust REIT is pursuing both external and organic growth opportunities across the United States. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding future financial and financing positions, business and acquisition strategies, growth prospects, operating and financial performance, expectations regarding the making of distributions, payment of dividends, compliance with and changes in governmental regulations, and the performance of the Company’s tenants and operators and their respective facilities.
Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the COVID-19 pandemic, including the risk of additional surges of COVID-19 infections due to the rate of public acceptance and efficacy of COVID-19 vaccines or to new and more contagious and/or vaccine resistant variants, and the measures taken to prevent the spread of COVID-19 and the related impact on our business or the businesses of our tenants; (ii) the ability and willingness of our tenants to meet and/or perform their obligations under the triple-net leases we have entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iii) the ability of our tenants to comply with applicable laws, rules and regulations in the operation of the properties we lease to them; (iv) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (v) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities, and the ability to acquire and lease the respective properties to such tenants on favorable terms; (vi) the ability to generate sufficient cash flows to service our outstanding indebtedness; (vii) access to debt and equity capital markets; (viii) fluctuating interest rates; (ix) the ability to retain our key management personnel; (x) the ability to maintain our status as a real estate investment trust (“REIT”); (xi) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xiii) additional factors included in our Annual Report on Form 10-K for the year ended December 31, 2020, including in the section entitled “Risk Factors” in Item 1A of Part I of such report, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC.
This press release and the related conference call provides information about the Company's financial results as of and for the quarter ended June 30, 2021 and is provided as of the date hereof, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
(Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Rental income	$47,744	$42,507	$92,990	$84,971
Independent living facilities	—	615	—	1,240
Interest and other income	514	1,046	1,019	2,297
Total revenues	48,258	44,168	94,009	88,508
Expenses:
Depreciation and amortization	13,843	13,239	27,316	26,399
Interest expense	6,534	5,849	12,296	12,563
Property taxes	766	837	1,462	1,322
Independent living facilities	—	546	—	1,092
General and administrative	5,798	4,762	10,940	8,816
Total expenses	26,941	25,233	52,014	50,192
Other loss:
Loss on sale of real estate	—	—	(192)	(56)
Net income	$21,317	$18,935	$41,803	$38,260

Earnings per common share:
Basic	$0.22	$0.20	$0.43	$0.40
Diluted	$0.22	$0.20	$0.43	$0.40

Weighted-average number of common shares:
Basic	96,082	95,208	95,732	95,185
Diluted	96,120	95,208	95,755	95,185

Dividends declared per common share	$0.265	$0.25	$0.53	$0.50

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net income	$21,317	$18,935	$41,803	$38,260
Depreciation and amortization	13,843	13,239	27,316	26,399
Interest expense	6,534	5,849	12,296	12,563
Amortization of stock-based compensation	1,810	963	3,395	1,847
EBITDA	43,504	38,986	84,810	79,069
Lease termination revenue	—	—	(63)	—
Property operating expenses	—	(31)	—	(248)
Loss on sale of real estate	—	—	192	56
Normalized EBITDA	$43,504	$38,955	$84,939	$78,877

Net income	$21,317	$18,935	$41,803	$38,260
Real estate related depreciation and amortization	13,837	13,223	27,303	26,367
Loss on sale of real estate	—	—	192	56
Funds from Operations (FFO)	35,154	32,158	69,298	64,683
Effect of the senior unsecured notes payable redemption	642	—	642	—
Lease termination revenue	—	—	(63)	—
Property operating expenses	—	(31)	—	(248)
Normalized FFO	$35,796	$32,127	$69,877	$64,435

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net income	$21,317	$18,935	$41,803	$38,260
Real estate related depreciation and amortization	13,837	13,223	27,303	26,367
Amortization of deferred financing fees	495	488	982	975
Amortization of stock-based compensation	1,810	963	3,395	1,847
Straight-line rental income	(8)	(22)	(20)	(48)
Loss on sale of real estate	—	—	192	56
Funds Available for Distribution (FAD)	37,451	33,587	73,655	67,457
Effect of the senior unsecured notes payable redemption	642	—	642	—
Lease termination revenue	—	—	(63)	—
Property operating expenses	—	(31)	—	(248)
Normalized FAD	$38,093	$33,556	$74,234	$67,209

FFO per share	$0.36	$0.34	$0.72	$0.68
Normalized FFO per share	$0.37	$0.34	$0.73	$0.68

FAD per share	$0.39	$0.35	$0.77	$0.71
Normalized FAD per share	$0.40	$0.35	$0.77	$0.71

Diluted weighted average shares outstanding [1]	96,366	95,295	95,995	95,300

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS - 5 QUARTER TREND
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
Revenues:
Rental income	$42,507	$45,036	$43,605	$45,246	$47,744
Independent living facilities	615	634	203	—	—
Interest and other income	1,046	17	329	505	514
Total revenues	44,168	45,687	44,137	45,751	48,258
Expenses:
Depreciation and amortization	13,239	13,086	13,275	13,473	13,843
Interest expense	5,849	5,519	5,579	5,762	6,534
Property taxes	837	857	657	696	766
Independent living facilities	546	568	209	—	—
General and administrative	4,762	4,105	3,381	5,142	5,798
Total expenses	25,233	24,135	23,101	25,073	26,941
Other income (loss):
Gain (loss) on sale of real estate	—	—	19	(192)	—
Net income	$18,935	$21,552	$21,055	$20,486	$21,317

Diluted earnings per share	$0.20	$0.23	$0.22	$0.21	$0.22

Diluted weighted average shares outstanding	95,208	95,214	95,244	95,385	96,120

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021

Net income	$18,935	$21,552	$21,055	$20,486	$21,317
Depreciation and amortization	13,239	13,086	13,275	13,473	13,843
Interest expense	5,849	5,519	5,579	5,762	6,534
Amortization of stock-based compensation	963	972	971	1,585	1,810
EBITDA	38,986	41,129	40,880	41,306	43,504
Recovery of previously reversed rent	—	(1,047)	—	—	—
Lease termination revenue	—	(1,106)	(73)	(63)	—
Property operating expenses	(31)	—	—	—	—
(Gain) loss on sale of real estate	—	—	(19)	192	—
Normalized EBITDA	$38,955	$38,976	$40,788	$41,435	$43,504

Net income	$18,935	$21,552	$21,055	$20,486	$21,317
Real estate related depreciation and amortization	13,223	13,078	13,268	13,466	13,837
(Gain) loss on sale of real estate	—	—	(19)	192	—
Funds from Operations (FFO)	32,158	34,630	34,304	34,144	35,154
Effect of the senior unsecured notes payable redemption	—	—	—	—	642
Recovery of previously reversed rent	—	(1,047)	—	—	—
Lease termination revenue	—	(1,106)	(73)	(63)	—
Property operating expenses	(31)	—	—	—	—
Normalized FFO	$32,127	$32,477	$34,231	$34,081	$35,796

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021

Net income	$18,935	$21,552	$21,055	$20,486	$21,317
Real estate related depreciation and amortization	13,223	13,078	13,268	13,466	13,837
Amortization of deferred financing fees	488	487	488	487	495
Amortization of stock-based compensation	963	972	971	1,585	1,810
Straight-line rental income	(22)	(17)	(12)	(12)	(8)
(Gain) loss on sale of real estate	—	—	(19)	192	—
Funds Available for Distribution (FAD)	33,587	36,072	35,751	36,204	37,451
Effect of the senior unsecured notes payable redemption	—	—	—	—	642
Recovery of previously reversed rent	—	(1,047)	—	—	—
Lease termination revenue	—	(1,106)	(73)	(63)	—
Property operating expenses	(31)	—	—	—	—
Normalized FAD	$33,556	$33,919	$35,678	$36,141	$38,093

FFO per share	$0.34	$0.36	$0.36	$0.36	$0.36
Normalized FFO per share	$0.34	$0.34	$0.36	$0.36	$0.37

FAD per share	$0.35	$0.38	$0.37	$0.38	$0.39
Normalized FAD per share	$0.35	$0.36	$0.37	$0.38	$0.40

Diluted weighted average shares outstanding [1]	95,295	95,353	95,429	95,621	96,366

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)
	June 30, 2021	December 31, 2020
Assets:
Real estate investments, net	$1,575,403	$1,448,099
Other real estate investments	15,150	15,000
Assets held for sale, net	—	7,226
Cash and cash equivalents	1,771	18,919
Restricted cash	309,187	—
Accounts and other receivables	1,786	1,823
Prepaid expenses and other assets, net	7,570	10,450
Deferred financing costs, net	1,552	2,042
Total assets	$1,912,419	$1,503,559

Liabilities and Equity:
Senior unsecured notes payable, net	$690,890	$296,669
Senior unsecured term loan, net	199,031	198,925
Unsecured revolving credit facility	50,000	50,000
Accounts payable and accrued liabilities	16,804	19,572
Dividends payable	26,085	24,251
Total liabilities	982,810	589,417

Equity:
Common stock	963	952
Additional paid-in capital	1,189,402	1,164,402
Cumulative distributions in excess of earnings	(260,756)	(251,212)
Total equity	929,609	914,142
Total liabilities and equity	$1,912,419	$1,503,559

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	For the Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income	$41,803	$38,260
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including below-market ground leases)	27,345	26,428
Amortization of deferred financing costs	1,012	975
Amortization of stock-based compensation	3,395	1,847
Straight-line rental income	(20)	(48)
Loss on sale of real estate	192	56
Interest income distribution from other real estate investment	—	1,346
Change in operating assets and liabilities:
Accounts and other receivables	(93)	806
Prepaid expenses and other assets, net	88	528
Accounts payable and accrued liabilities	(3,165)	(2,256)
Net cash provided by operating activities	70,557	67,942
Cash flows from investing activities:
Acquisitions of real estate, net of deposits applied	(147,807)	(25,905)
Purchases of equipment, furniture and fixtures and improvements to real estate	(3,463)	(6,234)
Investment in real estate mortgage and other loans receivable	(700)	(13,958)
Principal payments received on real estate mortgage and other loans receivable	113	66,961
Repayment of other real estate investment	—	2,327
Net proceeds from sales of real estate	6,814	2,134
Net cash (used in) provided by investing activities	(145,043)	25,325
Cash flows from financing activities:
Proceeds from (costs paid for) the issuance of common stock, net	22,946	(404)
Proceeds from the issuance of senior unsecured notes payable	400,000	—
Borrowings under unsecured revolving credit facility	170,000	15,000
Payments on unsecured revolving credit facility	(170,000)	(75,000)
Payments of deferred financing costs	(5,577)	—
Net-settle adjustment on restricted stock	(1,331)	(1,986)
Dividends paid on common stock	(49,513)	(45,406)
Net cash provided by (used in) financing activities	366,525	(107,796)
Net increase (decrease) in cash, cash equivalents and restricted cash	292,039	(14,529)
Cash, cash equivalents, and restricted cash as of the beginning of period	18,919	20,327
Cash, cash equivalents, and restricted cash as of the end of period	$310,958	$5,798

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(Unaudited)

					June 30, 2021[1]
	Interest		Maturity			% of	Deferred		Net Carrying
Debt	Rate		Date		Principal	Principal	Loan Costs		Value

Fixed Rate Debt

Senior unsecured notes payable	3.875%		2028		$400,000	61.5%	$(6,158)		$393,842
Floating Rate Debt

Senior unsecured term loan	1.595%	[2]	2026		200,000	30.8%	(969)		199,031
Unsecured revolving credit facility	1.196%	[3]	2024	[4]	50,000	7.7%	—	[5]	50,000
	1.515%				250,000	38.5%	(969)		249,031

Total Debt	2.967%				$650,000	100.0%	$(7,127)		$642,873

[1] Table excludes $300.0 million aggregate principal amount of 5.25% senior unsecured notes redeemed on July 1, 2021.
[2] Funds can be borrowed at applicable LIBOR plus 1.50% to 2.20% or at the Base Rate (as defined) plus 0.50% to 1.20%.
[3] Funds can be borrowed at applicable LIBOR plus 1.10% to 1.55% or the Base Rate (as defined) plus 0.10% to 0.55%.
[4] Maturity date assumes exercise of two 6-month extension options.
[5] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(shares in thousands)
(Unaudited)

2021 Guidance Updated

	Full Year 2021 Guidance[1]
	Low	High
Net income	$0.79	$0.81
Real estate related depreciation and amortization	0.57	0.57
(Gain) loss on sale of real estate	—	—
Funds from Operations (FFO)	1.36	1.38
Lease termination revenue	—	—
Effect of the senior unsecured notes payable redemption	0.12	0.12
Normalized FFO	$1.48	$1.50

Net income	$0.79	$0.81
Real estate related depreciation and amortization	0.57	0.57
Amortization of deferred financing fees	0.02	0.02
Amortization of stock-based compensation	0.07	0.07
Straight-line rental income	—	—
(Gain) loss on sale of real estate	—	—
Funds Available for Distribution (FAD)	1.45	1.47
Lease termination revenue	—	—
Effect of the senior unsecured notes payable redemption	0.12	0.12
Normalized FAD	$1.57	$1.59
Weighted average shares outstanding:
Diluted	96,909	96,909

[1]This guidance assumes and includes (i) all investments, dispositions and loan repayments made to date, (ii) no new acquisitions, dispositions, new loans or loan repayments beyond those completed or announced to date, (iii) no new debt incurrences or new equity issuances, (iv) estimated 2.00% CPI-based rent escalators under CareTrust's long-term net leases, and (v) assumes all contractual cash rents are paid by the end of the year. It does not contemplate future negative impacts, if any, that are related to the COVID-19 pandemic, which are highly uncertain and cannot be predicted at this time.

Non-GAAP Financial Measures
EBITDA represents net income before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as recovery of previously reversed rent, lease termination revenue, property operating expenses, gains or losses from dispositions of real estate, real estate impairment charges, provision for loan losses, and provision for doubtful accounts and lease restructuring, as applicable. EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“Nareit”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by Nareit as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate investments, real estate depreciation and amortization and real estate impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with Nareit’s definition.
FAD is defined as FFO excluding noncash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing fees and the effects of straight-line rent. The Company considers FAD to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
In addition, the Company reports Normalized FFO and Normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as provision for loan losses, provision for doubtful accounts and lease restructuring, recovery of previously reversed rent, lease termination revenue and property operating expenses. By excluding these items, investors, analysts and our management can compare Normalized FFO and Normalized FAD between periods more consistently.
While FFO, Normalized FFO, FAD and Normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, Normalized FFO, FAD and Normalized FAD do not purport to be indicative of cash available to fund future cash requirements.
Further, the Company’s computation of FFO, Normalized FFO, FAD and Normalized FAD may not be comparable to FFO, Normalized FFO, FAD and Normalized FAD reported by other REITs that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FAD differently than the Company does.
The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD and Normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA useful in understanding the Company’s operating results independent of its capital structure, indebtedness and other charges that are not indicative of its ongoing results, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, Normalized FFO, FAD and Normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and Normalized FAD, by excluding noncash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, and the effects of straight-line rent, FFO, Normalized FFO, FAD and Normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.